Exhibit 10.10

RESTRICTED STOCK AWARD AGREEMENT

PURSUANT TO THE

CLST HOLDINGS, INC.

2008 LONG TERM INCENTIVE PLAN

This RESTRICTED STOCK AWARD AGREEMENT (the “Award”) is made as of this day of                      (the “Date of Grant”), between CLST Holdings, Inc., a Delaware corporation (the “Company”), and                            (“Participant”).  Capitalized terms used but not defined in this Award shall have the meanings set forth in the CLST Holdings, Inc. 2008 Long Term Incentive Plan (the “Plan”).

W I T N E S S E T H :

WHEREAS, the Company desires to carry out the purposes of the Plan by awarding to Participant shares of the common stock, $0.01 par value per share (“Common Stock”), of the Company; and

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Grant of Award. Pursuant to the Plan, the Company hereby grants                      shares of Common Stock (the “Restricted Stock”) to Participant to be issued as hereinafter provided in Participant’s name subject to certain restrictions thereon as set forth in this Award and the Plan.

2.                                       Issuance and Delivery of Restricted Stock. The Restricted Stock shall be issued upon acceptance and execution hereof by Participant and upon satisfaction of the terms of this Award.

3.                                       Vesting of Restricted Stock. Subject to this Section 3, Section 4 below and the other terms and conditions of this Award and the Plan, on the date hereof,                      shares of the Restricted Stock shall vest and no longer be subject to forfeiture and on each anniversary thereafter (each, a “Vesting Date”), an additional                      shares of the Restricted Stock shall vest and no longer be subject to forfeiture if the Participant remains in continuous employment, or in a continuous consulting or director relationship, with the Company from the Date of Grant through the Vesting Date.

4.                                       Forfeiture of Award. This Award shall be subject to the forfeiture provisions of the Plan; provided, however, notwithstanding anything to the contrary in this Award or the Plan, 100% of the Restricted Stock shall become fully vested and shall no longer be subject to forfeiture upon the death or Disability of Participant while employed or engaged as a director or consultant by the Company.

5.                                       Restrictions on Transfer.

(a)                                  Except as provided in the Plan, the Restricted Stock may not be resold, pledged as security or otherwise transferred, assigned or encumbered by Participant prior to the date such Restricted Stock is no longer subject to forfeiture or buyback, unless specifically agreed in writing by the Company.

(b)                                 Participant hereby agrees that Participant shall make no disposition of the Restricted Stock unless and until:

(1)                                  The forfeiture restrictions in Section 3 and Section 4 have lapsed;

(2)                                  Participant shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition, and an opinion (acceptable to the Company) of counsel (acceptable to the Company) that registration under the Securities Act of 1933, as amended (the “Securities Act”), covering such proposed disposition is not required; provided, however, if the Restricted Stock to be disposed of is covered by a registration statement under the Securities Act and such disposition is made in accordance with such registration statement, or in the event that such disposition may be made pursuant to Rule 144(b)(i) as promulgated under the Securities Act, no notice shall be necessary; and

(3)                                  Participant shall have complied with all requirements of this Award, the Plan and law applicable to the disposition of the Restricted Stock.

(c)                                  The Company shall not be required (i) to transfer on its books any Restricted Stock that has been sold or transferred in violation of the provisions of this Section 5, or (ii) to treat as the owner of the Restricted Stock, or otherwise to accord voting or dividend rights to, any transferee to whom the Restricted Stock has been transferred in contravention of this Award. References herein to Participant shall include, where applicable, a permitted transferee.

6.                                       Restrictive Legend. In order to reflect the restrictions on transfer of the Restricted Stock, the stock certificates for the Restricted Stock will be endorsed with the legend set forth in the Plan.

7.                                       Investment Representations. In connection with the grant of the Restricted Stock, Participant represents to the Company that:

(a)                                  Participant is accepting the Restricted Stock for Participant’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Participant has no present intention of selling, granting any participation in, or otherwise distributing the Restricted Stock;

(b)                                 Participant does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Restricted Stock, except as permitted by the Plan;

(c)                                  Participant acknowledges that the Restricted Stock has not been registered under the Securities Act or under any state securities act.  Participant understands further that in absence of an effective registration statement, the Restricted Stock can only be sold pursuant to some exemption from registration; and

(d)                                 Participant has had a reasonable opportunity to ask questions of and receive answers and to request additional relevant information from the Company concerning an investment in the Restricted Stock and all such questions have been answered to the full satisfaction of Participant and such information requested has been provided by the Company.

8.                                       Tax Matters.

(a)                                  Tax Representations.  Participant acknowledges that the tax consequences associated with the Award are complex and that the Company has urged Participant to review with Participant’s own tax advisors the federal, state and local tax consequences of the Restricted Stock granted under this Award.  Participant is relying solely on his own advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences.  Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise with respect to the Restricted Stock.

(b)                                 Section 83(b) Election. Participant understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price, if any, paid for the Restricted Stock and its fair market value on the date any forfeiture restrictions applicable to such Restricted Stock lapse will be reportable as ordinary income at that time. Participant understands that Participant may elect to be taxed at the time the Restricted Stock is acquired hereunder to the extent the fair market value of the Restricted Stock differs from the purchase price, if any, rather than when and as such Restricted Stock ceases to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the I.R.S. within thirty (30) days after the Date of Grant. Participant must provide a copy of any election made under Section 83(b) to the Company promptly after filing such election with the I.R.S. If the fair market value of the Restricted Stock at the Date of Grant equals the purchase price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as Exhibit A hereto. Participant understands that failure to make this filing within the 30-day period will result in the recognition of ordinary income by Participant (in the event the fair market value of the Restricted Stock increases after the Date of Grant) as the forfeiture restrictions lapse. PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PARTICIPANT’S BEHALF. PARTICIPANT IS RELYING SOLELY ON PARTICIPANT’S ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE AN 83(b) ELECTION.

9.                                       Miscellaneous Provisions.

(a)                                  Participant Undertaking. Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions, including, without limitation, those set forth in Section 4, imposed on either Participant or the Restricted Stock pursuant to the express provisions of the Plan and this Award.

(b)                                 Assignment. The rights and benefits of the Company under this Award shall be transferable to any one or more persons or entities. The rights and obligations of Participant hereunder may only be assigned with the prior written consent of the Company. This Award shall be binding upon and inure to the benefit of the permitted transferees, heirs, executors, administrators, and successors of the parties hereto.

(c)                                  No Waiver. No waiver of any breach or condition of this Award shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

(d)                                 Entire Award. The Plan and this Award constitute the entire contract between the parties hereto with regard to the subject matter hereof.

(e)                                  Counterparts. This Award may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(f)                                    Lapse of this Award. This Award shall be null and void in the event Participant shall fail to sign and return a counterpart hereof to the Company within thirty (30) days of its delivery to Participant.

(g)                                 No Contract for Service. This Award does not constitute a contract for employment or an engagement as a director or consultant with the Company and shall not affect the right of the Company to terminate Participant for any reason whatsoever.

(h)                                 Construction. The Company shall have authority to make reasonable constructions of this Award and to correct any defect or supply any omission or reconcile any inconsistency in this Award, and to prescribe reasonable rules and regulations relating to the administration of this Award.

(i)                                     Severability. In the event that any provision of this Award becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Award shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Award to any party.

(j)                                     Notice. Any notice relating to this Award shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the Company at its main office at 17304 Preston Road, Dominion Plaza, Suite 420, Dallas, TX 75252, or to such other address as may be hereafter specified by the Company, to the attention of the Company’s Chief Executive Officer. All notices to Participant shall be delivered to Participant at Participant’s address specified below or to such other address as may be hereafter specified by Participant.

(k)                                  Governing Instrument and Law. This Award and any Restricted Stock issued hereunder shall in all respects be governed by the terms and provisions of the Plan, which terms and provisions are hereby incorporated herein by reference, and by the INTERNAL laws of the State of Delaware, WITHOUT GIVING EFFECT TO PROVISIONS THEREOF RELATED TO THE RESOLUTION OF CONFLICTS OF LAWS, and in the event of a conflict between the terms of this Award and the terms of the Plan, the terms of the Plan shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Award as of the day and year first set forth above.

CLST HOLDINGS, INC.

By:

Agreed and Accepted:

PARTICIPANT

Address:

EXHIBIT A

FORM OF 83(b) ELECTION

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his or her gross income for the current taxable year, the amount of any compensation taxable to him or her in connection with his or her receipt of the property described below:

The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

Name of Taxpayer:

Spouse:

Address of Taxpayer:

Taxpayer ID No.:

Spouse’s ID No.:

Taxable Year:	Calendar Year

(1)                                  The property with respect to which the election is being made is                      shares of the common stock of CLST Holdings, Inc., a Delaware corporation (the “Company”).

(2)                                  The property was issued on                                     .

(3)                                  If the undersigned taxpayer’s provision of services to the Company is terminated, any portion of the property that has not vested as of such termination date is subject to forfeiture.

(4)                                  The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $           per share.

(5)                                  The amount paid for such property is zero dollars ($0.00) per share.

(6)                                  A copy of this statement was furnished to the Company for whom the undersigned taxpayer rendered the service underlying the transfer of property.

(7)                                  This statement is executed as of:                                 , 2008.

Taxpayer	Spouse of Taxpayer (if any)

(Signature)	(Signature)

(Print Name)	(Print Name)

CONSENT OF SPOUSE

I,                                                 , spouse of Participant, have read and approve the foregoing Award. In consideration of granting to Participant shares of the Common Stock of CLST Holdings, Inc. as set forth in the Award, I hereby appoint Participant as my attorney-in-fact in respect to the exercise of any rights under the Award and agree to be bound by the provisions of the Award insofar as I may have any rights in said Award or any shares issued pursuant thereto under the community property laws of the State of Delaware or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Award.

Dated:                                       , 2008.

Spouse of Participant

(Signature)

(Print Name)